Exhibit 10.20

Name:	[•]
Number of Restricted Stock Units subject to Award:	[•]
Date of Grant:	[•]

PLANET FITNESS, INC.

2015 OMNIBUS INCENTIVE PLAN

Restricted Stock Unit Agreement (Non-Employee Directors)

This agreement (this “Agreement”) evidences an award (the “Award”) of restricted stock units (the “Restricted Stock Units”) granted by Planet Fitness, Inc. (the “Company”) to the undersigned (the “Grantee”) pursuant to and subject to the terms of the Planet Fitness, Inc. 2015 Omnibus Incentive Plan (as amended from time to time, the “Plan”).

1. Grant of Restricted Stock Units. On the date of grant set forth above (the “Grant Date”) the Company granted to the Grantee an award consisting of the right to receive, without payment but subject to the terms and conditions provided herein and in the Plan, one share of Stock with respect to each Restricted Stock Unit forming part of the Award, in each case, subject to adjustment pursuant to Section 7 of the Plan in respect of transactions occurring after the date hereof.

2. Vesting, etc. The Award shall vest in full on the first anniversary of the Grant Date, subject to the Grantee’s continued service as a member of the Board through such date. Except as provided in subsection (b), if the Grantee’s service as a member of the Board ceases for any reason, the Award, to the extent not already vested, will be automatically and immediately forfeited.

3. Delivery of Stock. The Company shall, as soon as practicable upon the vesting of the Restricted Stock Units (but in no event later than March 15 of the year following the year in which such Restricted Stock Units vest) effect delivery of the Stock with respect to such vested Restricted Stock Units to the Grantee. No Stock will be issued pursuant to this Award unless and until all legal requirements applicable to the issuance or transfer of such Stock have been complied with to the satisfaction of the Administrator.

4. Dividends; Other Rights. The Award shall not be interpreted to bestow upon the Grantee any equity interest or ownership in the Company prior to the date on which the Company delivers shares of Stock to the Grantee (if any). The Grantee is not entitled to vote any shares of Stock by reason of the granting of this Award or to receive or be credited with any dividends declared and payable on any share of Stock prior to the date on which any such share is delivered to the Grantee hereunder. The Grantee shall have the rights of a shareholder only as to those shares of Stock, if any, that are actually delivered under this Award.

5. Forfeiture; Recovery of Compensation. By accepting the Award the Grantee expressly acknowledges and agrees that his or her rights (and those of any permitted transferee) under the Award or to any Stock acquired under the Award or any proceeds from the disposition thereof are subject to Section 6(a)(5) of the Plan (including any successor provision). Nothing in the preceding sentence shall be construed as limiting the general application of Section 9 of this Agreement.

6. Nontransferability. Neither the Award nor the Restricted Stock Units may be transferred except in accordance with Section 6(a)(3) of the Plan.

7. Certain Tax Matters.

(a)	The Grantee expressly acknowledges and agrees that he or she shall be responsible for satisfying and paying all taxes arising from or due in connection with the grant or vesting of the Restricted Stock Units and/or the delivery of any Stock hereunder. The Company shall have no liability or obligation relating to the foregoing.

(b)	The Grantee expressly acknowledges that because this Award consists of an unfunded and unsecured promise by the Company to deliver Stock in the future, subject to the terms hereof, it is not possible to make a so-called “83(b) election” with respect to the Award.

8. Effect on Service. Neither the grant of the Restricted Stock Units, nor the delivery of Stock upon vesting of the Award, will give the Grantee any right to be retained in the service of the Company or any of its Affiliates, affect the right of the Company or any of its Affiliates to discharge or discipline the Grantee at any time, or affect any right of the Grantee to terminate his or her service at any time.

9. Provisions of the Plan. This Agreement is subject in its entirety to the provisions of the Plan, which are incorporated herein by reference. A copy of the Plan as in effect on the Grant Date has been furnished to the Grantee. By acceptance of the Award, the Grantee agrees to be bound by the terms of the Plan and this Agreement. In the event of any conflict between the terms of this Agreement and the Plan, the terms of the Plan shall control.

10. Acknowledgements. By accepting the Award, the Grantee agrees to be bound by, and agrees that the Award and the Restricted Stock Units are subject in all respects to, the terms of the Plan. The Grantee further acknowledges and agrees that (i) this Agreement may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument, (ii) this agreement may be executed and exchanged using facsimile, portable document format (PDF) or electronic signature, which, in each case, shall constitute an original signature for all purposes hereunder and (iii) such signature by the Company will be binding against the Company and will create a legally binding agreement when this Agreement is countersigned by the Grantee.

[Signature page follows.]

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer.

PLANET FITNESS, INC.

By:
Name: Title:

Dated: Acknowledged and Agreed:

By
[Grantee’s Name]

[Signature Page to Restricted Stock Unit Agreement]